Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13G (including amendments thereto) with respect to class A ordinary shares, par value US$0.00005 per share of Tuya Inc., a Cayman Islands company; and (ii) that this joint filing agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: February 11, 2022

Xueji Wang

By:	/s/ Xueji Wang

Tenet Smart Limited

By:	/s/ Xueji Wang
Name:	Xueji Wang
Title:	Director

Tenet Global Limited

By:	/s/ Xueji Wang
Name:	Xueji Wang
Title:	Director

Tenet Group Limited

By:	/s/ Xueji Wang
Name:	Xueji Wang
Title:	Director

Tenet Vision Limited

By:	/s/ Xueji Wang
Name:	Xueji Wang
Title:	Director

Tuya Group Inc.

By:	/s/ Xueji Wang
Name:	Xueji Wang
Title:	Director